UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington, D.C.  20549

FORM  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2016

The Charles  Schwab Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  1-9700

Delaware (State or other jurisdiction of incorporation)	94-3025021 (I.R.S. Employer Identification No.)

211 Main Street, San Francisco,  CA  94105

(Address of principal executive offices, including zip code)

(415) 667-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On January 19, 2016, The Charles Schwab Corporation issued a press release announcing its financial results for the quarter ended December 31, 2015. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1

Press Release dated January 19, 2016 (“Schwab Reports Record Quarterly Net Income of $416 Million, Up 19% – 2015 Revenues Rise 5% to $6.4 Billion, Net Income Grows 10% to $1.4 Billion, both records – Core Net New Assets Total $134.7 Billion for 2015, Exceeding $100 Billion for Fourth Consecutive Year”)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: January 19, 2016	By:	/s/ Joseph R. Martinetto
Joseph R. Martinetto
Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Ex 99.1

Press Release dated January 19, 2016 (“Schwab Reports Record Quarterly Net Income of $416 Million, Up 19% – 2015 Revenues Rise 5% to $6.4 Billion, Net Income Grows 10% to $1.4 Billion, both records – Core Net New Assets Total $134.7 Billion for 2015, Exceeding $100 Billion for Fourth Consecutive Year”)